SEPARATION AGREEMENT


        This is a Separation Agreement dated as of December 31, 1998 between Fort James Operating Company, its parent, affiliates, subsidiaries, predecessors, successors and assigns (collectively "Fort James" or the "Company") and Timothy G. Reilly ("Reilly").
        A. Reilly has been employed by Fort James as President, North American Commercial business under his employment agreement dated as of June 5, 1997 (the "Employment Agreement") and wishes to resign that employment. Fort James and Reilly have agreed on the terms under which he will terminate his employment with the Company. The parties desire to resolve matters involving Reilly's employment, the Employment Agreement and Reilly's separation from employment with Fort James.
        B. Reilly and Fort James further desire to settle, resolve and release any and all existing or potential claims, controversies, differences, disputes or disagreements, known or unknown, that Reilly may have with Fort James in exchange for Fort James' agreement to provide Reilly certain compensation and benefits to which he otherwise he may not be entitled.
        C. Fort James also desires to provide Reilly with additional compensation over the next two (2) years in return for Reilly agreeing (i) not to compete against Fort James, (ii) not to hire former Fort James employees who worked with Reilly in the Consumer Products Business of Fort James and (iii) to cooperate with Fort James.
        THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, Reilly and Fort James agree as follows:
               1. TERMINATION OF EMPLOYMENT. Reilly agrees to voluntarily terminate his employment effective at the close of business on December 31, 1998 (his "Date of Termination"). He will be paid all of his regular compensation and benefits through that date. His last day of work and responsibilities shall be December 31, 1998.

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               2. SEVERANCE PAYMENTS. Fort James shall pay Reilly in a lump sum, the amount of $1,845,000 representing three (3) times the sum of (i) his current base salary and (ii) his 1997 Management Incentive Bonus, less authorized deductions and deductions for required taxes. In addition, Fort James shall pay Reilly $63,001.34 representing three (3) times the Company's 1998 401(k) and related SERP contributions for the benefit of Reilly.
               3. 1998 MIP BONUS PAYMENT. Fort James shall pay Reilly $300,000 representing his bonus under the 1998 Management Incentive Plan.

               4. PENSION AND OTHER BENEFITS.

                      (a) All Company provided medical, prescription and dental coverage, life insurance, accidental death and dismemberment and long term disability benefits shall be provided to Reilly and members of his family for three (3) years following his Date of Termination, to the extent provided in his Employment Agreement.
                      (b) Reilly is the beneficiary of 12,933 restricted shares and 14,550 performance shares issued pursuant to the 1996 Stock Incentive Plan (the "Plan"). Reilly agrees to relinquish all right to the restricted and performance shares as of December 31, 1998. In return, the Company agrees to pay Reilly on or before January 29, 1999, an amount equivalent to the value on December 31, 1998 of 27,483 shares of Common Stock of the Company (the "Common Stock") determined by calculating the average of the high and low price (the "Average Price") of the Common Stock plus an amount equal to $13,095, representing the accrued dividends on such shares.
                      (c) Reilly's existing stock options shall be amended effective December 31, 1998 as set forth in Exhibit A hereto.
                      (d) Nothing herein shall forfeit or otherwise affect Reilly's right to vested benefits in the Fort Howard 401(k) Plan and related SERP, which benefits shall be paid to Reilly according to such plan.


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

                      (e) Reilly shall not be entitled to any other bonus payments or profit sharing awards including any payments under the Management Incentive Plan.
                      (f) All payments referred to herein are gross payments from which Fort James may withhold legal and authorized amounts for payment to taxing authorities as required by law.
                      (g) The Company shall pay Reilly $21,000 for tax advice and tax preparation expenses for calendar years 1999 through 2001.
                      (h) The Company will pay Reilly $38,169.14 representing the mortgage buydown on his Lake Forest, Illinois residence for three (3) years commencing 1/1/99.
                      (i) The Company will pay the cost of the $1,500,000 life insurance policy provided to Reilly under the split-dollar insurance program for the years 1999 through 2001. Thereafter, Reilly will be responsible for the payments should he elect to continue the policy.
                      (j) The Company will reimburse Reilly for reasonable legal expenses in connection with the negotiation of this Separation Agreement, not to exceed $6,000. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Reilly may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Reilly or others of the validity or enforceability of, or liability under, any provision of the Employment Agreement or this Separation Agreement or any guarantee of performance thereof (including as a result of any contest by Reilly about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872 (f) (2) (A) of the Internal Revenue Code of 1986, as amended (the "Code").
               5. METHOD OF PAYMENT. All cash payments required by this Agreement shall be made by wire transfer to Reilly's account or accounts which he shall designate in writing


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

to the Company's Senior Vice President, General Counsel. Such transfers shall be authorized and released in advance so as to arrive in Reilly's account(s) by January 29, 1999, (the "Payment Date").
               6. COMPANY CAR. Fort James agrees to transfer to Reilly no later than January 29, 1999, the certificate of title to the automobile previously provided him for his personal and business use. Reilly acknowledges that after transfer of the title to the car to him, Fort James will no longer be responsible for providing insurance or maintenance for the vehicle in any manner and he shall be responsible for all costs associated with the vehicle from that date forward.
               7. RELOCATION. The Company will arrange for and pay the cost of moving Reilly's household and personal property to Green Bay, Wisconsin and will guarantee the original purchase price and improvements of $923,480 paid by Reilly for his home in Lake Forest, Illinois.
               8. GENERAL RELEASE. In consideration of all payments due him hereunder or under the Employment Agreement, Reilly hereby agrees, for himself, his successors, heirs, representatives, executors, agents and assigns, to release and forever discharge Fort James, including its affiliates, subsidiaries, parents, predecessors, successors and assigns and their respective directors, officers, employees and agents thereof from any and all claims, debts, responsibilities and liabilities of every kind and character whatsoever, known or unknown, suspected or unsuspected, which he has ever had or may have against Fort James, including but not limited to, any and all claims arising out of Reilly's employment or termination of employment with Fort James. Reilly acknowledges that this Release includes any and all claims whether in contract or in tort, claims that may be brought on his behalf by others, claims brought before any court or administrative agency, or claims under any national, federal, state or local statute or ordinance, including any claims under Title VII of the Civil Rights Act of 1964, the


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

Age Discrimination in Employment Act, the Americans with Disabilities Act or any other law.
               It is acknowledged that this Separation Agreement does not release Reilly's right to any vested benefits in the Fort James Corporation StockPLUS Plan (the "StockPLUS Plan"). Reilly's eligibility for benefits in the StockPLUS Plan will be controlled by the terms of the plan.
               9. SPECIAL RELEASE NOTIFICATION. This Separation Agreement includes a release of all claims under the Age Discrimination in Employment Act, ("ADEA"), and, therefore, pursuant to the requirements of the ADEA, Reilly acknowledges that he has been advised (1) that this release includes but is not limited to, all rights or claims arising under the ADEA up to and including the date of execution of this release, but does not waive rights or claims that may arise after the date of execution; (2) to consult with an attorney or other advisor of his choosing concerning his rights and obligations under this release; (3) to fully consider this release before executing it, and that he has been offered at least twenty-one (21) days to do so; (4) that this release shall become effective and enforceable seven (7) days following execution of this Separation Agreement, during which seven (7) day period Reilly understands that he may revoke his acceptance of this Separation Agreement by delivering written notice to Clifford A. Cutchins, IV, Senior Vice President and General Counsel, Fort James Corporation, 1650 Lake Cook Road, Deerfield, Illinois 60015.

               10.    POST EMPLOYMENT RESTRICTIONS, OBLIGATIONS

                      (a) Reilly agrees to comply with the terms of his Confidentiality Agreement executed between himself and Fort James and not to otherwise use or disclose Fort James confidential information in the future. A copy of this Agreement is attached as Exhibit B.

                      (b) In return for the extension of the option exercise period, the vesting and payment for the restricted shares and the performance shares as set forth in Paragraph 4(b), Reilly agrees, in order to protect the Company's goodwill, trade secrets and confidential information and thereby help ensure the long-term success and development of the business, not


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

to engage in competitive activities on behalf of a competitive business for a period of two (2) years following the Date of Termination with the Company for whatever reason, without first obtaining written permission from either the Senior Vice President and General Counsel or the Senior Vice President, Human Resources, which shall not be unnecessarily withheld or delayed. "Engage in competitive activities" means rendering services or being involved directly or indirectly in any way or in any capacity whether as an officer, director, employee, agent, owner, shareholder or consultant (excluding ownership of less than 5% of the stock of a publicly traded company), in the manufacture, development, promotion or sale of any towel, tissue or foodservice cup, plate or cutlery product of the type manufactured by Fort James (the "Covered Products"). A "competitive business" means any person or entity engaged in the manufacture or non-retail sale of the Covered Products. Reilly acknowledges that products of the Company are sold throughout North America and Western Europe. Accordingly, the geographic area covered by this restraint shall include any county, city, town, province or comparable unit of local government where the Covered Products are manufactured, marketed or sold by the Company. The parties agree that this non-compete provision supersedes all prior agreements between them on this subject.
                      (c) Reilly agrees for a period of two (2) years not to solicit directly or indirectly for employment any employee or former employee of Fort James or its affiliates, who worked in the North American Commercial business as of December 31, 1998, without the written consent of the Senior Vice President, Human Resources for the Company, which shall not be unreasonably withheld or delayed. Further, Reilly agrees that if any such Fort James employee approaches him for employment, he will refer them to the appropriate hiring official of his employer and will have no involvement either in the hiring of the employee or in working with the employee should such employee work for the same company for which Reilly works.

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

                      (d) Reilly agrees that as President of the Company's North American Commercial business, he possesses intimate knowledge about all aspects of the Company's business, business plans and other confidential or propriety information. He also agrees that these restrictions are reasonable and necessary to protect the Company's business and in consideration of the substantial benefits provided him hereunder. If Reilly violates any of his obligations under this paragraph 10, the Company shall have no further obligation to him under this Agreement as on the date of breach. Reilly agrees that the Company will be irreparably harmed and will be entitled to immediate injunctive relief in the event of such breach in addition to any other monetary remedies.
                      (e) If any aspect of the above post employment restrictions are deemed void or unenforceable by any court of competent jurisdiction, the parties agree that the court should modify these restrictions to a point they would be enforceable and enforce the restrictions to that extent.

               11. INDEMNITY. Fort James agrees to continue to indemnify and save Reilly harmless from all claims, actions and liabilities which may arise in connection with his reasonable performance of his duties for the Company. Such indemnification shall be to the same extent as its indemnification of active executives of equal rank but shall relate only to Reilly's alleged actions or failure to act during the period in which he was employed by the Company. In addition, the Company agrees to reimburse Reilly for any federal excise tax pursuant to Internal Revenue Code Section 4999, which may be imposed on any payments made to Reilly pursuant to this Separation Agreement and will provide Reilly the benefits of Paragraph 8 of the Employment Agreement.
               12. FUTURE COOPERATION. Reilly agrees to cooperate in providing transition assistance related to his departure as may be reasonably required of him by Fort James, including presences as a witness in legal proceedings as may be necessary, both before and after his Date


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

of Termination. Fort James will reimburse Reilly for any reasonable expenses incurred in this regard.
               13. RESIGNATION. By his signature hereto, Reilly hereby resigns his position as President, North American Commercial business and any and all other positions with the Company, its subsidiaries, its parent and its affiliates.
               14. CONFIDENTIALITY. Reilly agrees that he will not divulge the contents of this Separation Agreement which are agreed to be confidential in nature except (a) Reilly may divulge the contents to his spouse, attorney, financial advisor and income tax preparer; or (b) except as may be required to comply with legal process. It is further agreed by Reilly that if it is necessary that this Agreement or a significant portion be disclosed to those listed above, Reilly agrees to instruct and request each of them, or use such other efforts as may be reasonable, to keep any information so disclosed confidential. If Reilly materially breaches this provision, the Company will have no further obligation to him under this Agreement.
               15. ENTIRE AGREEMENT. Reilly understands and agrees that all terms of this Separation Agreement are contractual and are not a mere recital. The parties represent and warrant that in negotiating and executing this Separation Agreement, each have had an opportunity to consult with legal counsel or other representatives of their own choosing concerning the meaning and effect of each term or provision hereof, and that there are no representations, promises or agreements other than those specifically referred to or set forth in writing herein.
                      The parties represent and warrant that they have read this Separation Agreement in its entirety, fully understand and agree to its term and provisions, and intend and agree that it is a final and legal binding settlement and release of all claims Reilly may have.


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

               16. SEVERABILITY. If any portions of this Separation Agreement are void or deemed unenforceable for any reason, the unenforceable portions shall be deemed severed from the remaining portions of this Agreement which shall otherwise remain in full force and effect.
               17. NO WAIVER. The decision of either party not to assert a claim for breach of the Separation Agreement shall not be construed as a waiver of that or any subsequent breach which might occur.
               18. CORPORATE AUTHORITY. The officer executing this Separation Agreement on behalf of Fort James represents that he has full corporate authority to do so and to bind the Company, its parents, affiliates, subsidiaries, predecessors, successors and assigns.
               19. GOVERNING LAW. This Agreement shall be governed and construed according to the laws of the Commonwealth of Virginia.

               IN WITNESS WHEREOF, the parties have affixed their signatures:

                                       /s/ TIMOTHY G. REILLY
                                       ---------------------
                                       Timothy G. Reilly





                                       FORT JAMES OPERATING COMPANY



                                By:    /s/ DANIEL J. GIRVAN
                                       ---------------------
                                       Daniel J. Girvan
                                       Senior Vice President

                             FORT JAMES CORPORATION

                           AMENDMENT TO STOCK OPTIONS


        FORT JAMES CORPORATION (the "Company") and Timothy G. Reilly (the "Participant") hereby agree to this Amendment to Stock Options as of December 31, 1998.

        WHEREAS, the Participant has been granted certain options to acquire shares of common stock of the Company ("Company Stock") which are listed below.

        WHEREAS, in connection with the Participant's termination of employment without cause, the Company and the Participant wish to modify certain terms of such options.

        WHEREAS, the terms of this Amendment to Stock Options have been approved by the Compensation Committee of Fort James Corporation (the "Committee").

        THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter, the Company and the Participant agree as follows:

        1. The options granted to the Participant on January 6, 1998 for 80,000 shares (the "1998 Options") shall be vested and exercisable as of December 31, 1998:

        2. The 1998 Options and the options for 46,750 shares granted to Participant on December 6, 1995 and December 9, 1996 (the "1995 and 1996 Options") may be exercised at any time on or before December 31, 2000. Options for 8,938 shares granted to Participant on June 27, 1990 (the "1990 Options") may be exercised at anytime on or before June 26, 2000. Options for 16,088 shares granted to Participant on April 30, 1991 (the "1991 Options") may be exercised at anytime on or before April 29, 2001. To the extent not previously exercised, the 1995, 1996 and 1998 Options shall expire and cease to be exercisable on January 1, 2001. The 1990 Options shall expire and cease to be exercisable on June 27, 2000. The 1991 Options shall expire and cease to be exercisable on April 30, 2001.

        3. Any provisions of the options relating to the time for vesting or the period to exercise the options are superseded by this Amendment to Stock Options, including provisions requiring the continuing employment of the Participant or measuring periods to exercise the options based on termination of employment by the Participant.

        4. To the extent not specifically amended by the provisions of this Amendment to Stock Options, the terms and conditions of the options shall continue to apply.

        5. Any controversy concerning this Amendment to Stock Options shall be resolved by the Committee as it deems proper, and any interpretation of this Amendment to Stock Options or other decision of the Committee shall be final and conclusive.

        6. If the Participant dies before an option expires, all of the options that he held at the time of his death may be exercised by the personal representative of his estate. The options may be exercised at any time until the expiration date of the options.

        7. As a further condition of this Amendment to Stock Options, and in consideration of receipt of these rights, the Participant agrees to comply with all provisions of the Separation Agreement between the Participant and Fort James Operating Company. If the Committee determines that the Participant has violated the provisions of the Separation Agreement, the options shall terminate as of the date when a violation of the Separation Agreement first occurred as determined by the Committee (the "Violation Date") and the options shall no longer be exercisable as of the Violation Date.

        8. Any notice to be given under the terms of this Amendment to Stock Options shall be addressed to Fort James Corporation, Corporate Secretary, P.O. Box 89, Deerfield, Illinois 60015, and any notice to be given to the Participant or to his personal representative shall be addressed to him at the last address on the records of the Company or at such other address as either party may hereafter designate in writing to the other. Notices shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.


        IN WITNESS WHEREOF, the Company and the Participant have caused this Amendment to Stock Options to be signed, as of the dates below.

                                    FORT JAMES CORPORATION



Date 12/31/98                       By  /s/ MILES L. MARSH
                                        ------------------------------
                                        Chairman of the Board and CEO



                                    TIMOTHY G. REILLY



Date 12/31/98                       Signature /s/ TIMOTHY G. REILLY
                                              -----------------------
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